Filed Pursuant to Rule 424(i)
Registration No. 333-274643

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDED JANUARY 31, 2024

(to Prospectus dated November 24, 2023)

VANECK MERK GOLD ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended January 31, 2024 and is made in satisfaction of Rule 456(d)(6). The calculation of the registration fee is included in an exhibit hereto and includes the calculation of the interest accrued through the date hereof pursuant to Rules 456(d)(5) and 424(i)(2)(vi).